Filed Pursuant to Rule 424(b)(3)

Registration No. 333-273319

PROSPECTUS SUPPLEMENT NO. 15

(to Prospectus dated July 28, 2023)

Canopy Growth Corporation

13,218,453 Common Shares

This prospectus supplement supplements the prospectus dated July 28, 2023 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-273319). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2024 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the offer and sale, from time to time, of up to 13,218,453 of our common shares (the “Shares”) by the selling securityholders listed in the section of the Prospectus entitled “Selling Securityholders” (the “Selling Securityholders”). The Shares were issued to the Selling Securityholders (i) on May 17, 2022 and May 25, 2022 pursuant to an Option Agreement, dated as of May 17, 2022, by and among us, Canopy Oak LLC (“Canopy Oak”), Lemurian, Inc., a California corporation, and the other parties thereto; (ii) on May 17, 2022 pursuant to an Option Agreement, dated as of May 17, 2022, by and among Canopy Oak and the other parties thereto; and (iii) on November 4, 2022 and March 17, 2023 pursuant to the Third Amendment to Tax Receivable Agreement, dated as of October 24, 2022, by and among us, Canopy USA, LLC, a Delaware limited liability company, Acreage Holdings America, Inc., a Nevada corporation, High Street Capital Partners, LLC, a Delaware limited liability company (“HSCP”), and certain members of HSCP.

Investing in our common shares (“Common Shares”) involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Item 1A. Risk Factors” beginning on page 29 of our Annual Report on Form 10-K for the year ended March 31, 2023 (the “Annual Report”), which is incorporated by reference in the Prospectus, as well as the risk factors discussed in the periodic reports and other documents we file from time to time with the SEC and with applicable Canadian securities regulators, and which we incorporate into the Prospectus by reference. See also “Risk Factors” beginning on page 6 of the Prospectus.

Our Common Shares are listed and posted for trading on the Toronto Stock Exchange under the symbol “WEED” and on the Nasdaq Global Select Market under the symbol “CGC.” On April 15, 2024, the closing price of our Common Shares on the Nasdaq Global Select Market was US$6.98 per share.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 16, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2024

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario	K7A 0A8
(Address of principal executive offices)	(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 herein is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 5.07 herein is incorporated by reference into this Item 5.03.

At the Special Meeting (the “Special Meeting”) of shareholders of Canopy Growth Corporation (“Canopy Growth” or the “Company”) held on April 12, 2024, the Company’s shareholders passed a special resolution authorizing and approving an amendment to the Company’s Articles of Incorporation, as amended, in order to: (i) create and authorize the issuance of an unlimited number of a new class of non-voting and non-participating exchangeable shares (the “Exchangeable Shares”) and (ii) restate the rights of the Company’s common shares (“Common Shares”) to provide for a conversion feature whereby each Common Share may at any time, at the option of the holder, be converted into one Exchangeable Share (the “Exchangeable Shares Resolution”).

On April 12, 2024, the Company filed Articles of Amendment (the “Articles of Amendment”) to its Articles of Incorporation, as amended, to (i) create and authorize the issuance of an unlimited number of Exchangeable Shares and (ii) restate the rights of the Common Shares to provide for a conversion feature whereby each Common Share may at any time, at the option of the holder, be converted into one Exchangeable Share.

The summary of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 12, 2024, Canopy Growth held the Special Meeting. A total of 91,114,604 Common Shares were entitled to vote as of February 12, 2024, the record date for the Special Meeting. There were 32,250,578 Common Shares represented at the Special Meeting, at which Canopy Growth’s shareholders were asked to consider, and if deemed advisable, pass the Exchangeable Shares Resolution, as described in more detail in Canopy Growth’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on February 12, 2024. Set forth below are the final voting results with respect to the Exchangeable Shares Resolution.

Votes For	Votes Against	Abstain	Broker Non-Votes
30,818,252	1,313,601	118,725	—

Based on the votes set forth above, Canopy Growth’s shareholders approved the Exchangeable Shares Resolution.

Item 7.01.	Regulation FD Disclosure.

On April 15, 2024, the Company issued a press release announcing the voting results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information set forth and incorporated by reference in Item 7.01 of this Current Report on Form 8-K (this “Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth and incorporated by reference in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment to Articles of Incorporation of Canopy Growth Corporation, dated April 12, 2024.
99.1	Press Release, dated April 15, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

By:	/s/ Judy Hong
Judy Hong
Chief Financial Officer

Date: April 16, 2024

Exhibit 3.1

Certificate of Amendment Canada Business Corporations Act Loi canadienne sur les sociétés par actions Certificat de modification Canopy Growth Corporation 721873-7 Corporate name / Dénomination sociale Corporation number / Numéro de société Hantz Prosper Date of amendment (YYYY-MM-DD) Date de modification (AAAA-MM-JJ) Director / Directeur 2024-04-12 I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment. JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

Form 4
Articles of Amendment
Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4
Clauses modificatrices
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
Canopy Growth Corporation

2 Corporation number
Numéro de la société
721873-7

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

See attached schedule / Voir l'annexe ci-jointe

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Christelle Gedeon

Christelle Gedeon
(416) 454-1378

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada
IC 3069 (2008/04)

LEGAL*57061315.2 SCHEDULE “A” I. The Articles of the Corporation are hereby amended as follows: 1. to increase the authorized capital by creating an unlimited number of exchangeable shares (the “Exchangeable Shares”); 2. to restate the rights, privileges, restrictions and conditions attaching to the common shares in the capital of the Corporation (the “Common Shares”) by replacing them in their entirety with the rights, privileges, restrictions and conditions set out herein; and 3. to provide, that after giving effect to the foregoing, the Corporation be and is hereby authorized to issue an unlimited number of Common Shares and an unlimited number of Exchangeable Shares having the rights, privileges, restrictions and conditions set forth in Exhibit “A”, attached hereto;

LEGAL*57061315.2 EXHIBIT “A” PROVISIONS ATTACHING TO THE COMMON SHARES AND EXCHANGEABLE SHARES COMMON SHARES 1. Voting Rights. The holders of the Common Shares shall be entitled to receive notice of and to attend and shall be entitled to one vote at any meeting of the shareholders of the Corporation for each Common Share held. 2. Dividends. The holders of the Common Shares shall be entitled to receive dividends as and when the directors shall in their discretion declare dividends on the Common Shares and pay the same. 3. Dissolution. The holders of the Common Shares shall be entitled to receive the remaining property of the Corporation in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs. 4. Conversion Right. Each issued and outstanding Common Share may at any time, at the option of the holder, be converted for one Exchangeable Share. The conversion right may be exercised at any time and from time to time by notice in writing delivered to the person appointed by the Corporation as the transfer agent and registrar of the Common Shares and the Exchangeable Shares (the “Transfer Agent”) accompanied by the certificate or certificates representing the Common Shares or, if uncertificated, such other evidence of ownership as the Transfer Agent may require, in respect of which the holder wishes to exercise the right of conversion. The notice must be signed by the registered holder of the Common Shares in respect of which the right of conversion is being exercised or by his, her or its duly authorized attorney and must specify the number of Common Shares which the holder wishes to have converted. Upon receipt of the conversion notice and share certificate(s) or other evidence of ownership satisfactory to the Transfer Agent, the Corporation will cause the Transfer Agent to issue a share certificate or other evidence of ownership representing Exchangeable Shares on the basis set out above to the registered holder of the Common Shares. If fewer than all of the Common Shares represented by a certificate accompanying the notice are to be converted, the holder is entitled to receive a new certificate representing the shares comprised in the original certificate which are not to be converted. Common Shares converted into Exchangeable Shares hereunder will automatically be cancelled. 5. Subdivision or Consolidation. No subdivision or consolidation of the Common Shares may be carried out unless, at the same time, the Exchangeable Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities. EXCHANGEABLE SHARES 1. Voting Rights. The holders of Exchangeable Shares shall not be entitled as such to vote at meetings of the shareholders of the Corporation except as otherwise provided by the

LEGAL*57061315.2 - 3 - Canada Business Corporations Act or as required by applicable law or as required by an order of a court of competent jurisdiction; provided that the holders of Exchangeable Shares shall, however, be entitled to receive notice of any meeting of the shareholders of the Corporation and to receive notice of and to attend any meeting of the shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or assets, or a substantial part thereof. 2. Dividends. The holders of the Exchangeable Shares shall not be entitled to receive any dividends. 3. Dissolution. In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Exchangeable Shares shall not be entitled to receive any amount, property or assets of the Corporation. 4. Conversion Right. Each issued and outstanding Exchangeable Share may at any time, at the option of the holder, be converted for one Common Share. The conversion right may be exercised at any time and from time to time by notice in writing delivered to the Transfer Agent accompanied by the certificate or certificates representing the Exchangeable Shares or, if uncertificated, such other evidence of ownership as the Transfer Agent may require, in respect of which the holder wishes to exercise the right of conversion. The notice must be signed by the registered holder of the Exchangeable Shares in respect of which the right of conversion is being exercised or by his, her or its duly authorized attorney and must specify the number of Exchangeable Shares which the holder wishes to have converted. Upon receipt of the conversion notice and share certificate(s) or other evidence of ownership satisfactory to the Transfer Agent, the Corporation will cause the Transfer Agent to issue a share certificate or other evidence of ownership representing Common Shares on the basis set out above to the registered holder of the Exchangeable Shares. If fewer than all of the Exchangeable Shares represented by a certificate accompanying the notice are to be converted, the holder is entitled to receive a new certificate representing the shares comprised in the original certificate which are not to be converted. Exchangeable Shares converted into Common Shares hereunder will automatically be cancelled. 5. Change of Control Adjustment. Upon any consolidation, amalgamation, arrangement, merger, redemption, compulsory acquisition or similar transaction of or involving the Common Shares, or a sale or conveyance of all or substantially all the consolidated assets of the Corporation and its subsidiaries to any other body corporate, trust, partnership or other entity (each a “Change of Control”), each Exchangeable Share that is outstanding on the effective date of a Change of Control shall remain outstanding and, upon the conversion of such Exchangeable Share thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares that the holder thereof would have been entitled to receive prior to such effective date, the number of shares or other securities or property (including cash) that such holder would have been entitled to receive on such Change of Control, if, on the effective date of such Change of Control, the holder had been the registered holder of the number of Common Shares which it was entitled to acquire upon the exchange of the Exchangeable Share as of such date (the “Adjusted Exchange

LEGAL*57061315.2 - 4 - Consideration”); provided that, in the event that, in connection with a Change of Control, the Exchangeable Shares are to be exchanged for securities of another body corporate, trust, partnership or other entity that are substantially equivalent in all respects to the terms of the Exchangeable Shares (the “Alternative Exchangeable Security”), as determined by the board of directors of the Corporation, acting reasonably, using the same exchange ratio as is applicable for the Common Shares in connection with such Change of Control, then in such circumstances, each Exchangeable Share that is outstanding on the effective date of a Change of Control shall be exchanged for the Alternative Exchangeable Security. If the Adjusted Exchange Consideration includes cash, then (a) the Corporation shall use its commercially reasonable efforts to ensure that such cash is neither derived in a manner that violates, or derived from any business or operations in violation of, the Controlled Substances Act (21 U.S.C. § 801, et seq.), and (b) the Corporation shall, or shall cause the other body corporate, trust, partnership or other entity resulting from or party to such Change of Control to, deposit with an escrow agent appointed by the Corporation on the closing date of the Change of Control the aggregate cash that would be payable to holders of Exchangeable Shares if all of the outstanding Exchangeable Shares were exchanged immediately following the Change of Control. All such funds shall be held by the escrow agent in a segregated interest-bearing account for the benefit of the holders of Exchangeable Shares, and shall solely be used to satisfy the cash portion of the Adjusted Exchange Consideration upon exchanges of Exchangeable Shares from time to time (with holders of Exchangeable Shares being entitled to any accumulated interest on the funds from the date of initial deposit to and including the business day immediately preceding the date of exchange, on a pro rata basis). If, in connection with a Change of Control, a holder of a Common Share may elect a form of consideration (including, without limitation, shares, other securities, cash or other property) from options made available, then each holder of Exchangeable Shares shall be deemed to have elected to receive an equal percentage of each of the different types of consideration offered, unless otherwise agreed in writing by such holder of Exchangeable Shares in accordance with the terms of the transaction and prior to any applicable election deadline; provided that if the option made available is between two securities, one of which is an Alternative Exchangeable Security, then all holders of Exchangeable Shares shall be deemed to have elected to receive solely Alternative Exchangeable Securities. In such case, the Adjusted Exchange Consideration shall equal the consideration that a holder of Common Shares making an election on the terms set forth in the preceding sentence would have received in the transaction. After any adjustment pursuant to these terms, the term "Common Shares", where used above, shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this section, the holder is entitled to receive upon the exchange of Exchangeable Shares, and the number of Common Shares indicated by any exchange of an Exchangeable Share shall be interpreted to mean the number of Common Shares or other property or securities the holder of the Exchangeable Share is entitled to receive upon the exchange of an Exchangeable Share as a result of such adjustment and all prior adjustments pursuant to these terms.

LEGAL*57061315.2 - 5 - 6. Subdivision or Consolidation. No subdivision or consolidation of the Exchangeable Shares may be carried out unless, at the same time, the Common Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities.

Exhibit 99.1

CANOPY GROWTH ANNOUNCES RESULTS OF SPECIAL MEETING OF SHAREHOLDERS

•	Shareholders overwhelmingly approve the creation of a new class of Exchangeable Shares of Canopy Growth, enabling the acceleration of Canopy Growth’s entry into the U.S. THC market, which is expected to be approximately $50B in 2026.[1]

•	Canopy USA expected to advance imminently with triggering acquisition of U.S. assets.

SMITHS FALLS, ONTARIO April 15, 2024 — Canopy Growth Corporation (“Canopy Growth” or the “Company”) (TSX: WEED, Nasdaq: CGC) today announced the voting results from its special meeting of shareholders held on Friday, April 12, 2024 (the “Meeting”).

A total of 32,250,578 common shares of the Company (the “Shares”), representing 35.40% of the issued and outstanding Shares, were voted in connection with the Meeting by the Company's shareholders and proxyholders.

The sole matter put forward before the Company’s shareholders for consideration and approval, as set out in the Company’s definitive proxy statement dated February 12, 2024 (the “Proxy Statement”), was approved by the requisite number of votes cast at the Meeting, as further detailed below.

At the Meeting, shareholders passed a special resolution authorizing an amendment (the “Amendment Proposal”) to the Company’s articles of incorporation, as amended (the “Articles”), in order to, among other things: (i) create and authorize the issuance of an unlimited number of a new class of non-voting and non-participating exchangeable shares in the capital of Canopy Growth (the “Exchangeable Shares”). The Exchangeable Shares will not carry voting rights, rights to receive dividends or other rights upon dissolution of Canopy Growth but will be convertible into Shares.

The detailed results of the vote at the Meeting are set out below:

Votes cast FOR	% Votes FOR	Votes cast AGAINST	% Votes AGAINST	Abstentions	% Abstentions
30,818,252	95.56%	1,313,601	4.07%	118,725	0.37%

1 MJBiz market forecast of total U.S. cannabis market by 2026. All financial figures in this press release are in USD unless otherwise specified.

“With this successful shareholder vote complete, our Canopy USA strategy is advancing and is poised to make Canopy the first and only U.S. listed cannabis company offering shareholders unique exposure to the rapid growth of the U.S. cannabis market,” said David Klein, Chief Executive Officer of Canopy Growth. “Canopy USA can now move quickly to acquire its U.S. assets in Wana, Jetty, and Acreage, and we expect Canopy Growth to begin highlighting Canopy USA’s financial performance to our shareholders later this year.”

Added Klein, “Buoyed by recent comments from the President and the Vice-President, Canopy Growth continues to be cautiously optimistic that cannabis will be moved to Schedule III in the near-term. Following this, we expect an immediate enhancement to the cashflow of Wana, Jetty, and Acreage resulting from the removal of the prohibition on business deductions in Section 280 which we expect to help power their growth.”

Overview of Canopy USA Strategy

On October 25, 2022, Canopy Growth previously announced a strategy to accelerate its entry into the U.S. cannabis industry and unleash the value of its full U.S. cannabis ecosystem through the creation of a new U.S.-domiciled holding company, Canopy USA, LLC (“Canopy USA”). Canopy USA holds the Company’s U.S. cannabis investments, which will enable it to exercise rights to acquire Acreage Holdings, Inc. (“Acreage”), Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC (collectively, “Wana”) and Lemurian, Inc. (“Jetty”). Canopy Growth is expected to deconsolidate the financial results of Canopy USA and have a non-controlling interest in Canopy USA, which will be accounted for as an equity method (fair value) investment.

Potential benefits of this strategy include:

•	Fast Tracks Entry into the World’s Largest and Fastest Growing Cannabis Market: The U.S. retail cannabis market is projected to be as high as approximately US$50 billion in 2026, and this strategy aims to unlock the ability to capture share and return on investments made to date. Through these “stepping stone” transactions, Canopy Growth will be strategically repositioned to capitalize on the benefits of complete ownership and control of its U.S. THC portfolio of assets following the date that the NASDAQ Stock Market or The New York Stock Exchange permit the listing of companies that consolidate the financial statements of companies that cultivate, distribute or possess marijuana (as defined in 21 U.S.C 802) in the United States.

•	Establishes a Leading, Brand Focused Powerhouse: Canopy USA’s portfolio includes some of the most recognized, iconic cannabis brands in the United States that we believe are ideally positioned in the fastest growing categories, such as edibles, vapes, and flower. Canopy USA is expected to leverage the best of each brand’s offerings to accelerate growth and market expansion as key states across the country continue to allow adult-use cannabis usage, realizing value in the near term and setting Canopy Growth up for a fast start upon U.S. federal permissibility of cannabis.

•	Financial Benefit via Revenue and Cost Synergies within Canopy USA: The combination of U.S. cannabis assets is expected to generate revenue and cost synergies within Canopy USA by leveraging the brands, routes to market and operations of the full U.S. cannabis ecosystem while eliminating redundancies across certain of the U.S. THC portfolio of assets and the public company reporting costs of Acreage. Furthermore, as a result of the various investments, counterparties and definitive agreements in connection with the U.S. THC portfolio of assets, the time, complexity and cost associated with monitoring and valuing each underlying contract is financially and logistically burdensome. As a result of the formation of Canopy USA, the Company has adopted a singular approach to its U.S. strategy. Over time we expect to realize value as a result of: (i) reduced operating expenses for Canopy Growth with respect to the monitoring of the U.S. THC portfolio of assets; and (ii) cost synergies across Canopy USA, including the elimination of public company reporting costs for Acreage, all of which are expected to be realized while cannabis remains federally illegal in the United States.

•	Highlights the Value of Canopy’s U.S. THC Investments: While Canopy Growth will not consolidate the financial results of Canopy USA, Canopy Growth expects to highlight the value of Canopy USA’s U.S. THC assets to investors following their acquisition.

Expected Next Steps in Canopy USA Strategy

With shareholders of the Company approving the Amendment Proposal at the Meeting, the following principal steps are expected to be completed:

•	The Company is expected to amend its Articles to create and authorize the issuance of an unlimited number of Exchangeable Shares;

•	Following the creation of the Exchangeable Shares, Constellation Brands, Inc., (“CBI”) Canopy Growth's largest shareholder, is expected to convert its Shares into Exchangeable Shares and the CBI nominees that are currently sitting on the Company’s Board of Directors are expected to resign as directors of the Company following the expected termination of the second amended and restated investor rights agreement dated April 18, 2019 among Canopy Growth, CBG Holdings LLC and Greenstar Investment Limited Partnership, wholly-owned subsidiaries of CBI (collectively, the “CBI Actions”). Following the CBI Actions, CBI will continue to be Canopy Growth’s largest shareholder; and

•	Following completion of the CBI Actions, and the completion of the investment in Canopy USA by a third-party, Canopy USA is expected to exercise its options and acquire Acreage, Wana and Jetty. The acquisitions of Wana and Jetty are expected to be completed in the Company’s Q2 FY2025. The acquisition of Acreage is expected to be completed by the end of Canopy Growth’s FY2025.

Canopy Growth shareholders may elect to convert all or part of their Shares into non-trading Exchangeable Shares (the “Common Share Conversion Right”) and holders of Exchangeable Shares may elect to convert all or part of their Exchangeable Shares into Common Shares (the “Exchangeable Share Conversion Right”, together with the Common Share Conversion Right, the “Conversion Right”). It is important to note that the Exchangeable Shares will not be publicly tradable on the TSX, or NASDAQ , or on any stock exchange. The Conversion Right may be exercised by registered holders of Shares and Exchangeable Shares, as applicable, at any time following the effective time of the creation of the Exchangeable Shares, by completing and signing a notice of conversion. For more information concerning the Conversion Right, please refer to the press release of the Company dated March 11, 2024 (https://www.canopygrowth.com/investors/news-releases/canopy-growth-announces-details-regarding-converting-into-exchangeable-shares-2/).

For complete results on the matter voted on at the Meeting, please consult the Company’s Report of Voting Results, which will be filed on the Company’s SEDAR+ profile at www.sedarplus.ca, and the Company’s Form 8-K which will be filed on EDGAR at www.sec.gov/edgar.

About Canopy Growth Corporation

Canopy Growth is a leading North American cannabis and consumer packaged goods (“CPG”) company dedicated to unleashing the power of cannabis to improve lives.

Through an unwavering commitment to our consumers, Canopy Growth delivers innovative products with a focus on premium and mainstream cannabis brands including Doja, 7ACRES, Tweed, and Deep Space. Canopy Growth’s CPG portfolio features gourmet wellness products by Martha Stewart CBD, and category defining vaporizer technology made in Germany by Storz & Bickel.

Canopy Growth has also established a comprehensive ecosystem to realize the opportunities presented by the U.S. THC market through its rights to Acreage, a vertically integrated multi-state cannabis operator with principal operations in densely populated states across the Northeast, as well as Wana Brands, a leading cannabis edible brand in North America, and Jetty Extracts, a California-based producer of high-quality cannabis extracts and pioneer of clean vape technology.

Beyond its world-class products, Canopy Growth is leading the industry forward through a commitment to social equity, responsible use, and community reinvestment—pioneering a future where cannabis is understood and welcomed for its potential to help achieve greater well-being and life enhancement. For more information visit www.canopygrowth.com.

Notice Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of applicable securities laws, which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Forward-looking statements include, but are not limited to, statements with respect to: expectations regarding the Canopy USA THC platform; statements regarding the expected size of the U.S. cannabis market; statements with respect to our ability to execute on our strategy to accelerate the Company’s entry into the U.S. cannabis industry, capitalize on the opportunity for growth in the U.S. cannabis sector and the anticipated benefits of such strategy, including the ability to generate revenues and cost synergies; expectations regarding the Company's ability to deconsolidate the financial results of Canopy USA from the financial results of Canopy Growth; the timing and outcome of the exercise of rights to acquire Acreage, Wana and Jetty, including the satisfaction or waiver of the closing conditions set out in the underlying agreements and receipt of all regulatory approvals; the timing and outcome of the CBI Actions; expectations regarding the Company’s future financial reporting, including the timing and contents thereof; expectations regarding the U.S. federal laws and regulations and any amendments thereto; expectations regarding the potential success of, and the costs and benefits associated with, our acquisitions, joint ventures, strategic alliances, equity investments and dispositions; our ability to successfully create and launch brands and further create, launch and scale cannabis-based products; our ability to continue as a going concern; our ability to execute on our strategy and the anticipated benefits of such strategy; the timing and nature of legislative changes in the U.S. regarding the regulation of cannabis, including THC; the future performance of our business and operations; and our ability to comply with the listing requirements of the Nasdaq Stock Market LLC and the Toronto Stock Exchange.

Certain of the forward-looking statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The forward-looking statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including, without limitation: (i) management’s perceptions of historical trends, current conditions and expected future developments; (ii) general economic, financial market, regulatory and political conditions in which we operate; (iii) anticipated and unanticipated costs; (iv) government regulation; (v) our ability to realize anticipated benefits, synergies or generate revenue, profits or value; and (xiii) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct.

By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the forward-looking statements in this press release and other reports we file with, or furnish to, the United States Securities and Exchange Commission (the “SEC”) and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, our limited operating history; the diversion of management time on issues related to Canopy USA; the risks the risks relating to the conditions precedent to the acquisitions of Acreage, Wana and Jetty not being satisfied or waived; the risks related to Acreage’s financial statements expressing doubt about its ability to continue as a going concern; the fact that we have yet to receive audited financial statements from Jetty; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); volatility in and/or degradation of general economic, market, industry or business conditions; compliance with applicable policies and regulations; changes in regulatory requirements in relation to our business and products; our reliance on licenses issued by and contractual arrangements with various federal, state and provincial governmental authorities; inherent uncertainty associated with projections; future levels of revenues and the impact of increasing levels of competition; third-party manufacturing risks; third-party transportation risks; inflation risks; our exposure to risks related to an agricultural business, including wholesale price volatility and variable product quality; changes in laws, regulations and guidelines and our compliance with such laws, regulations and guidelines; risks relating to our ability to refinance debt as and when required on terms favorable to us and to comply with covenants contained in our debt facilities and debt instruments; risks related to the integration of acquired businesses; the timing and manner of the legalization of cannabis in the United States; business strategies, growth opportunities and expected investment; counterparty risks and liquidity risks that may impact our ability to obtain loans and other credit facilities on favorable terms; the potential effects of judicial, regulatory or other proceedings, litigation or threatened litigation or proceedings, or reviews or investigations, on our business, financial condition, results of operations and cash flows; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; consumer demand for cannabis; the implementation and effectiveness of key personnel changes; risks related to stock exchange restrictions; the risks related to the Exchangeable Shares having different rights from our common shares and the fact that there may never be a trading market for the Exchangeable Shares; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; and the factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2023 filed with the SEC on EDGAR and with the Canadian securities regulators on SEDAR+ on June 22, 2023, in Item 1A of Part II of the Company’s Form 10-Q for the fiscal quarter ended December 31, 2023 filed with the SEC on EDGAR and with the Canadian securities regulators on SEDAR+ on February 9, 2024, as well as those disclosed under the heading “Amendment Proposal—Risk Factors Relating to the Amendment Proposal” in the Proxy Statement. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements.

While we believe that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

SOURCE Canopy Growth Corporation

For further information: Nik Schwenker, Vice-President, Communications, media@canopygrowth.com; Investor Contact: Tyler Burns, Director, Investor Relations, tyler.burns@canopygrowth.com